Exhibit 99.1

RSH-2009-025

RadioShack Corporation Board of Directors
Declares Dividend

Fort Worth, Texas, November 9, 2009 – RadioShack Corporation (NYSE: RSH) today announced that its Board of Directors has declared an annual cash dividend of $0.25 per common share. The dividend is payable on December 16, 2009, to shareholders of record on November 27, 2009.

About RadioShack Corporation
RadioShack Corporation (NYSE: RSH), headquartered in Fort Worth, Texas, is one of the nation's most experienced and trusted consumer electronics specialty retailers, offering innovative products and services from leading brands.  Our knowledgeable, helpful sales associates are committed to enhancing the in-store shopping experience by listening to our customers, offering advice, and partnering with them to find the best technology solutions that fit their needs.  Operating from convenient and accessible neighborhood and mall locations, the company has approximately 4,470 company-operated stores; almost 1,300 dealer outlets; over 450 wireless phone kiosks throughout the U.S.; and approximately 200 company-operated stores in Mexico.  For more information on RadioShack Corporation, or to purchase items online, visit www.RadioShack.com.

Investor Contact:	Media Contact:
Martin O. Moad	Wendy Dominguez
Vice President and Controller	Media Relations
(817) 415-2383	(817) 415-3300
Investor.Relations@RadioShack.com	Media.Relations@RadioShack.com

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